Exhibit 10.1

EMPLOYMENT AGREEMENT
THIS AGREEMENT is made and effective as of the April 29, 2019 (the “Effective Date”).
BETWEEN:
Dr. Neil Josephson, having a residence […***…]1.
(the “Employee”)
AND:
ZYMEWORKS BIOPHARMACEUTIALS INC., a corporation registered in the State of Washington and having its principal place of business at 350-2400 3rd Avenue, Seattle, WA, 98121, USA
(the “Company”)
WHEREAS
A.The Company is a protein engineering company engaged in the business of researching, developing and commercializing proteins for pharmaceutical applications;
B.The Employee has experience in Clinical Research, and/or related skills and expertise and wishes to contribute such experiences to the development and growth of the Company’s business; and
C.The Company has agreed to offer employment to the Employee, and the employee has agreed to accept employment with the Company on the terms and conditions set out in this Agreement and Appendices hereto.
NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the premises and mutual covenants and agreements hereinafter contained, the parties hereto covenant and agree as follows:
Article 1– GENERAL
1.1Definitions. Unless otherwise defined, all capitalized terms used in this Agreement will have the meanings given below:
1 Personal Information – Contact Information.
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(a)“Business” means the business of researching, developing and commercializing therapeutic proteins, antibodies, and any other research, development and manufacturing work considered, planned or undertaken by the Company during the Employee’s employment;
(b)“Confidential Information” means trade secrets and other information, in whatever form or media, in the possession or control of the Company, which is owned by the Company or by one of its clients or suppliers or a third party with whom the Company has a business relationship (collectively, the “Associates”), and which is not generally known to the public and has been specifically identified as confidential or proprietary by the Company, or its nature is such that it would generally be considered confidential in the industry in which the Company or its Associates operate, or which the Company is obligated to treat as confidential or proprietary. Confidential Information includes, without limitation, the following:
(i)the products and confidential or proprietary facts, data, techniques, materials and other information related to the business of the Company, including all related development or experimental work or research, related documentation owned or marketed by the Company and related formulas, algorithms, patent applications, concepts, designs, flowcharts, ideas, programming techniques, specifications and software programs (including source code listings), methods, processes, inventions, sources, drawings, computer models, prototypes and patterns;
(ii)information regarding the Company’s business operations, methods and practices, including market strategies, product pricing, margins and hourly rates for staff and information regarding the financial, legal and corporate affairs of the Company;
(iii)the names of the Company’s Associates and the nature of the Company’s relationships with such Associates; and
(iv)technical and business information of, or regarding, the Company’s Associates.
(c)“Developments” means all inventions, ideas, concepts, designs, improvements, discoveries, modifications, computer software, and other results which are or have been conceived of, developed by, written, or reduced to practice by the Employee, alone or jointly with others (including, where applicable, all modifications, derivatives, progeny, models, specifications, source code, design documents, creations, scripts, artwork, text, graphics, photos and pictures) at any time;
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(d)“Excluded Developments” means any Development that the Employee establishes:
(i)was developed entirely on the Employee’s own time;
(ii)was developed without the use of any equipment, supplies, facilities, services or trade secret information of the Company;
(iii)does not relate directly to the Business or affairs of the Company or to the actual or demonstrably anticipated research or development of the Company; and
(iv)does not result from any work performed by the Employee for the Company.
(e)“Prior Developments” means any Development that the Employee establishes was developed prior to the Employee performing such services for the Company and precedes the Employee’s initial engagement with the Company.
1.2Sections and Headings. The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.
Article 2 – EMPLOYMENT
2.1Services.
On the Effective Date, the Employee will commence employment with the Company in the position of Vice President, Clinical Research on the terms and conditions set out in this Agreement.
2.2Qualifications.
(a)The Employee acknowledges that the falsification or misrepresentation of qualifications, including but not limited to education, skills, prior experience, depth and/or breadth of knowledge, references or similar matters, used to secure the position of Vice President, Clinical Research, represents a breach of this contract.
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(b)Employment Duties. Subject to the direction and control of the senior management of the Company (“Management”), the Employee will perform the duties set out in Appendix “A” to this Agreement and any other duties that may be reasonably assigned to him/her by Management from time to time. Management may alter the duties Employee is expected to perform for the Company at any time with or without notice.
2.3Throughout the term of this Agreement, the Employee will:
(a)diligently, honestly and faithfully serve the Company and will use all reasonable efforts to promote and advance the interests and goodwill of the Company;
(b)conduct him/herself in adherence to the Code of Conduct in the Zymeworks Employee Handbook;
(c)devote him/herself in a full-time capacity to the business and affairs of the Company;
(d)adhere to all applicable policies of the Company as in effect and as amended from time to time;
(e)exercise the degree, diligence and skill that a reasonably prudent Vice President, Clinical Research would exercise in comparable circumstances;
(f)refrain from engaging in any activity which will in any manner, directly or indirectly, compete with the trade or business of the Company except in accordance with Sections 2.4 and 2.6 herein and as outlined under the Conflict of Interest guidelines in the Zymeworks Employee Handbook; and
(g)not acquire, directly or indirectly, any interest that constitutes 5% or more of the voting rights attached to the outstanding shares of any corporation or 5% or more of the equity or assets in any firm, partnership or association, the business and operations of which in any manner, directly or indirectly, compete with the trade or business of the Company.
2.4The Employee will disclose to Management all potential conflicts of interest and activities which could reasonably be seen to compete, indirectly or directly, with the trade or business of the Company. Management will determine, in its sole discretion, whether the activity in question constitutes a conflict of interest or competition with the Company. To the extent that Management, acting reasonably, determines a conflict of interest or competition exists, the Employee will discontinue such activity forthwith or within such longer period as Management agrees. The Employee will immediately certify in writing to the Company that he/she has discontinued such activity and that he/she has, as required by Management, cancelled any contracts or sold or otherwise disposed of any interest or assets over the 5%
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threshold described in 2.3(g) herein acquired by the Employee by virtue of engaging in the impugned activity, or where no market exists to enable such sale or disposition, by transfer of the Employee’s beneficial interest into blind trust or other fiduciary arrangements over which the Employee has no control or direction, or other action that is acceptable to the Board.
2.5The Employee will not be employed by another company or provide consulting or other services to other companies or commercial entities while employed by the Company, without the expressed written permission of the Company. By seeking and accepting employment with the Company, the Employee recognizes that the Employee is employed by the Company for the expressed benefit of advancing the scientific, development and business objectives of the Company and that concurrent employment outside the Company detracts from those objectives.
2.6Notwithstanding Sections 2.3, 2.4 and 6.2, the Employee is not restricted from nor is required to obtain the consent of the Company to make investments in any company which is involved in pharmaceuticals or biotechnology with securities listed for trading on any Canadian or U.S. stock exchange, quotation system or the over-the-counter market.
2.7For the purposes of Sections 2.3 2.4 and 2.6 herein, “Employee” includes any entity or company owned or controlled by the Employee.
Article 3 – COMPENSATION
3.1Base Salary. As compensation for all services rendered under this Agreement, the Company will pay to the Employee and the Employee will accept from the Company a base salary of $395,000 (USD) per annum. The base salary will be paid semi-monthly, in arrears, in equal instalments, less statutory and other authorized deductions.
3.2Stock Options. The Employee shall be granted 80,000 options to acquire shares of common stock of Zymeworks Inc. (the “Shares”), provided the Employee is employed by the Company on the grant date (the “Options”). The exercise price of the Options will be set in accordance with the terms of the Company’s Stock Option Plan on the grant date. The Options will vest and become exercisable in accordance with the terms of the Zymeworks Inc. Stock Option Plan, a copy of which is attached hereto as Appendix “C”.
3.3Incentive Plans. The Employee shall be entitled to participate in certain incentive programs for the Company’s Employees, including, without limiting the generality of the foregoing, share option plans, share purchase plans, profit-sharing or bonus plans (collectively, the “Incentive Plans”). Such Participation shall be on the terms and conditions of such Incentive Plans as at the date hereof or as may from time to time be amended or implemented by the Company in its sole discretion.
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3.4Bonus. The Employee’s target annual bonus will be 30% of base salary, with bonus eligibility starting April 29, 2019.
3.5Performance and Salary Review. Management will review the Employee’s performance, base salary, and equity participation level under the terms of any Incentive Plans annually beginning in December 2019. The timing of performance and salary reviews as at the date hereof, or as may from time to time be amended by the Company in its sole discretion.
3.6Expenses. The Company will reimburse the Employee for all ordinary and necessary expenses incurred by the Employee in the performance of the Employee’s duties under this Agreement. Reimbursement of such expenses will be made in accordance with the Company’s policies.
3.7Professional Fees. The Company will reimburse the Employee for annual registration and/or licensing fees required to maintain the Employee’s status as a member in good standing with the appropriate professional bodies required to continue effective employment, and which were held by the Employee as of the effective date. The Company will reimburse reasonable costs incurred by the Employee to complete the minimum annual continuing professional development requirements required to maintain such status.
3.8Vacation. The Employee will be eligible for Twenty (20) days’ paid vacation per calendar year, earned pro rata at a rate of 1.66 days per completed month of service. In accordance with the Company’s human resources policies, new employees are not permitted to take vacation during the initial three-month probationary period, without the express permission of Management. Vacation time in excess of ten (10) days not taken during the year in which it is earned may not be carried forward into the subsequent year without the written pre-approval of Management. Unused vacation time will not be paid out at the end of the fiscal year. Upon termination, vacation not taken in the calendar year will be paid out according to the Employees’ annual salary rate pro rated to the number of days’ vacation not taken.
3.9Benefits. The Employee will be eligible to participate in all benefit plans generally available to Employees of the Company, subject to meeting applicable eligibility requirements of such plans.
3.10Sick Leave. The Employee will be entitled to take up to ten (10) days paid sick leave per calendar year, earned pro rata at a rate of 0.83 days per month of service; however, employees may use Sick Leave on a pro-rata basis following the completion of their first 40 hours of service. Unused sick days will not be paid out or carried forward into the subsequent year. For employees based in Seattle, Sick Leave may be used for any purpose authorized by the Seattle Paid Sick and Safe Time (“PSST”) ordinance. This benefit is intended to comply with the PSST ordinance and should be interpreted in accordance with its requirements.
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Article 4 – TERM AND TERMINATION
4.1Term. This Agreement will commence on the Effective Date and will terminate on the effective date of termination by either the Employee or the Company in accordance with Section 4.2 of this Agreement.
4.2Termination.
(a)Termination for Cause. The Company may terminate the employment of the Employee for cause at any time, without notice, damages or compensation of any kind.
(b)Termination Without Cause. The Company may terminate the employment of the Employee without cause at any time by providing written notice or payment in lieu of notice to the Employee as follows:
(i)twelve (12) months of notice or the equivalent of twelve (12) months of base salary and benefits continuation as at that date, or any combination thereof, if termination of employment occurs during the first three years of employment measured from the Start Date; and
(ii)commencing in the fourth year of employment measured from the Start Date, an additional one (1) month of notice or the equivalent of one (1) month of base salary and benefits continuation as at that date, or any combination thereof, for each additional completed year of service, up to a total maximum of eighteen (18) months.
(c)Resignation. The Employee may terminate his/her employment with the Company by giving prior written notice to Management of not less than thirty (30) days or such shorter period as the Employee and Management may agree. The Company may choose to waive all or part of the notice period and pay to the Employee the base salary to be earned during the balance of the notice period in full and adequate compensation to the Employee with respect to any claim relating to the Employee’s employment, and the Employee waives any right that he/she may have to claim further payment, compensation or damages from the Company.
(d)Termination following Change of Control. Notwithstanding any other provision in this Agreement, if within twelve (12) months following a Change of Control of the Company (as defined below), the Employee’s employment is terminated by the Company without cause, the Employee shall receive as severance eighteen (18) months of base salary and benefits continuation as at that date, and full vesting acceleration of all unvested stock options or other equity grants
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made to the Employee as at that date. For all purposes of this Agreement, “Change of Control” means:
(i)the acquisition, directly or indirectly, by any person or group of persons acting jointly or in concert, as such terms are defined in the Securities Act, British Columbia, of common shares of the Company which, when added to all other common shares of the Company at the time held directly or indirectly by such person or persons acting jointly or in concert constitutes for the first time in the aggregate 40% of more of the outstanding common shares of the Company and such shareholding exceeds the collective shareholding of the current directors of the Company, excluding any directors acting in concert with the acquiring party; or
(ii)the removal, by extraordinary resolution of the shareholders of the Company, of more than 51% of the then incumbent Board of the Company, or the election of a majority of Board members to the Company’s board who were not nominees of the Company’s incumbent board at the time immediately preceding such election; or
(iii)consummation of a sale of all or substantially all of the assets of the Company; or
(iv)the consummation of a reorganization, plan of arrangement, merger, or other transaction which has substantially the same effect as to above.
Payment under section 4.2(d) herein will be in lieu of and not in addition payment under section 4.2(b).
4.3Stock Options on Termination. Except as provided by section 4.2(d), the vesting and exercise of any stock options granted to the Employee in the event the Employee’s employment with the Company or this Agreement is terminated, for any reason, shall be governed by the terms of the Stock Option Plan and any applicable stock option agreement in effect between the Company and the Employee at the time of termination.
4.4Benefits Continuation and No Mitigation. The Employee shall not be required to mitigate the amount of any payments provided for in this section by seeking other employment or otherwise, nor shall the amount of any payment provided for in this section be reduced by any compensation earned by the Employee as the result of employment by another employer after the date of termination, or otherwise. Notwithstanding the forgoing, the Employee is required to report to the Company if he/she obtains replacement benefits coverage through new employment during any period of benefits continuation contemplated by this Article 4 and benefits coverage by the Company will cease effective the date the Employee receives such
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new coverage and the Employee will not be entitled to any payment in respect of benefits coverage from the Company in respect of any notice period or severance payment contemplated in this Article 4.
4.5No Additional Payments. Payment of severance, in accordance with 4.2(b) or 4.2(d) above, to the Employee by the Company will be full and adequate compensation to the Employee with respect to any claim relating to the Employee’s employment or termination or manner of termination of the Employee’s employment, and the Employee waives any right that he/she may have to claim further payment, compensation or damages from the Company.
4.6Condition to Payment. Payment of any amount of severance under this Agreement in excess of any minimum required by the Employment Standards Act is conditional upon execution by the Employee of a release of all claims, satisfactory to the Company.
4.7Survival. Upon a termination of this Agreement for any reason, the Employee will continue to be bound by the provisions of Article 4, Article 5, Article 6, Article 7, and Article 9.
Article 5– CONFIDENTIALITY
5.1Confidential Information.
(a)Ownership of Confidential Information - The Employee acknowledges that the Confidential Information is and will be the sole and exclusive property of the Company. The Employee acknowledges that the Employee has not, and will not, acquire any right, title or interest in or to any of the Confidential Information.
(b)Non Disclosure, Use and Reproduction of Confidential Information - The Employee will keep all the Confidential Information strictly confidential, and will not, either directly or indirectly, either during or subsequent to employment with the Company, disclose, allow access to, transmit, transfer, use or reproduce any of the Confidential Information in any manner except as required to perform the duties of the Employee for the Company and in accordance with all procedures established by the Company for the protection of the Confidential Information. Without limiting the foregoing, the Employee:
(i)will ensure that all the Confidential Information and all copies thereof, are clearly marked, or otherwise identified as confidential to the Company and proprietary to the person or entity that first provided the Confidential Information, and are stored in a secure place while in the Employee’s possession, custody, charge or control;
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(ii)will not, either directly or indirectly, disclose, allow access to, transmit or transfer any of the Confidential Information to any person other than to an employee, officer, or director of the Company but only upon a “need to know” basis, without the prior written authorization of Management; and
(iii)will not, except as required by the Employee’s position, use any of the Confidential Information to create, maintain or market any product or service which is competitive with any product or service produced, marketed, licensed, sold or otherwise dealt in by the Company, or assist any other person to do so.
(c)Legally Required Disclosure - Notwithstanding the foregoing, to the extent the Employee is required by law to disclose any Confidential Information, the Employee will be permitted to do so, provided that notice of this requirement is delivered to the Company in a timely manner, so that the Company may contest such potential disclosure.
(d)Return of Materials, Equipment and Confidential Information - Upon request by the Company, and in any event when the Employee leaves the employ of the Company, the Employee will immediately return to the Company all the Confidential Information and all other materials, computer programs, documents, memoranda, notes, papers, reports, lists, manuals, specifications, designs, devices, drawings, notebooks, correspondence, equipment, keys, pass cards, and property, and all copies thereof, in any medium, in the Employee’s possession, charge, control or custody, which are owned by, or relate in any way to the Business or affairs of the Company.
(e)Exceptions - The non-disclosure obligations of Employee under this Agreement shall not apply to Confidential Information which the Employee can establish:
(i)is, or becomes, readily available to the public other than through a breach of this Agreement;
(ii)is disclosed, lawfully and not in breach of any contractual or other legal obligation, to Employee by a third party; or
(iii)through written records, was known to Employee, prior to the date of first disclosure of the Confidential Information to Employee by the Company
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5.2Ownership of Developments
(a)Acknowledgment of Company Ownership - The Employee acknowledges that the Company will be the exclusive owner of all the Developments made during the term of the Employee’s employment by the Company except Excluded Developments and to all intellectual property rights in and to such Developments. The Employee hereby assigns all right, title and interest in and to such Developments and their associated intellectual property rights throughout the world and universe to the Company, including without limitation, all trade secrets, patent rights, copyrights, mask works, industrial designs and any other intellectual property rights in and to each such Development, effective at the time each is created. Further, the Employee irrevocably waives all moral rights the Employee may have in such Developments.
(b)Excluded Developments and Prior Developments - The Company acknowledges that it will not own any Excluded Developments or Prior Developments.
(c)Disclosure of Developments - To avoid any disputes over the ownership of Developments, the Employee will provide the Company with a general written description of any of the Developments the Employee believes the Company does not own because they are Excluded Developments or Prior Developments. Thereafter, the Employee agrees to make full and prompt disclosure to the Company of all Developments, including, without limitation, Excluded Developments, made during the term of the Employee’s employment with the Company. The Company will hold any information it receives regarding Excluded Developments and Prior Developments in confidence.
(d)Further Acts - The Employee agrees to cooperate fully with the Company both during and after the Employee’s employment by the Company, with respect to (i) signing further documents and doing such acts and other things reasonably requested by the Company to confirm the Company’s ownership of the Developments other than Excluded Developments and Prior Developments, the transfer of ownership of such Developments to the Company, and the waiver of the Employee’s moral rights therein, and (ii) obtaining or enforcing patent, copyright, trade secret or other protection for such Developments; provided that the Company pays all the Employee’s expenses in doing so, and reasonable compensation if such acts are required after the Employee leaves the employment by the Company.
(e)Employee-owned Inventions - The Employee hereby covenants and agrees with the Company that, unless the Company agrees in writing otherwise, the Employee will not use or incorporate any Excluded Development or Prior
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Development in its work product, services, or other deliverables the Employee provides to the Company. If the Employee uses or incorporates any Excluded Development or Prior Development with the Company’s permission, as provided above, the Employee (i) represents and warrants that he or she owns all proprietary interest in such Excluded Development or Prior Development and (ii) grants to the Company, at no charge, a non-exclusive, irrevocable, perpetual, worldwide license to use, distribute, transmit, broadcast, sub-license, produce, reproduce, perform, publish, practice, make, and modify such Excluded Development or Prior Development.
(f)Prior Employer Information - The Employee hereby covenants and agrees with the Company that during the Employee’s employment by the Company, the Employee will not improperly use or disclose any confidential or proprietary information of any former employer, partner, principal, co-venturer, customer, or independent contractor of the Employee and that the Employee will not bring onto the Company’s premises any unpublished documents or any property belonging to any such persons or entities unless such persons or entities have given their consent. In addition, the Employee will not violate any non-disclosure, non-compete or proprietary rights agreement the Employee has signed with any person or entity prior to the Employee’s execution of this Agreement, or knowingly infringe the intellectual property rights of any third party while employed by the Company.
(g)Protection of Computer Systems and Software - The Employee agrees to take all necessary precautions to protect the computer systems and software of the Company, including, without limitation, complying with the obligations set out in the Company’s policies.
Article 6 – RESTRICTIVE COVENANTS
6.1Non-solicitation by the Employee. The Employee agrees that at any time, while employed by the Company and for a period of one (1) year thereafter the Employee will not, without the prior written consent of the Company induce or attempt to influence, directly or indirectly, an employee of the Company to leave the employ of the Company.
6.2Non-competition. The Employee agrees that while employed by the Company and for a period of six (6) months thereafter, the Employee will not, without the prior written consent of the Company, directly or indirectly, anywhere in Canada, the United States or any country within the European Union, provide any professional services to any person or entity that can be reasonably viewed as a competitor to the Business of the Company, while the Employee was employed by the Company, which relate to therapeutic antibody modeling, design, modification and commercialization for industrial and pharmaceutical applications.
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6.3Reasonableness of Non-competition and Non-solicitation Obligations. The Employee confirms that the obligations in Sections 6.1 and 6.2 are fair and reasonable given that, among other reasons:
(a)the sustained contact the Employee will have with the clients of the Company will expose the Employee to the Confidential Information regarding the particular requirements of these clients and the Company’s unique methods of satisfying the needs of these clients, all of which the Employee agrees not to act upon to the detriment of the Company; and/or
(b)the Employee will be performing important development work on the products or services owned, developed or marketed by the Company;
and the Employee agrees that the obligations in Sections 6.1 and 6.2, together with the Employee’s other obligations under this Agreement, are reasonably necessary for the protection of the Company’s good will, trade secrets and proprietary interests and that given the Employee’s general knowledge and experience they would not prevent the Employee from being gainfully employed if the employment relationship between the Employee and the Company were to end. The Employee further confirms that the geographic scope of the obligation in Section 6.2 is reasonable given the nature of the market for the products and business of the Company. The Employee also agrees that the obligations in Sections 6.1 and 6.2 are in addition to the confidentiality and non-disclosure obligations provided for in this Agreement and acknowledges that the Company would not have entered into this Agreement but for the protections provided to the Company by all of the aforementioned obligations.
6.4Conflict of Interest. The Employee recognizes that the Employee is employed by the Company in a position of responsibility and trust and agrees that during the Employee’s employment with the Company, the Employee will not engage in any activity or otherwise put the Employee in a position which conflicts with the Company’s interests. Without limiting this general statement, the Employee agrees that during the Employee’s employment with the Company, the Employee will not knowingly lend money to, guarantee the debts or obligations of or permit the name of the Employee or any part thereof to be used or employed by any corporation or firm which directly or indirectly is engaged in or concerned with or interested in any Business in competition with the Business of the Company unless the Employee receives prior written authorization from the Company.
6.5Acknowledgments. In the event the Employee breaches any covenant contained herein, the one (1) year periods provided for in Sections 6.1 and 6.2 will be extended for a period of three (3) months from the date any such breach is cured. In the event it is necessary for the either party to retain legal counsel to enforce any of the terms and conditions of this Agreement, the prevailing party will pay the other parties’ reasonable legal fees, court costs and other related expenses.
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Article 7 – ENFORCEMENT
7.1Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Washington without regards to Washington’s conflicts of law rules that may result in the application of the laws of any jurisdiction other than Washington. To the extent that any lawsuit is permitted under this Agreement, Employee expressly consents to the personal and exclusive jurisdiction and venue of the State and Federal Courts located in Washington for any lawsuit filed against me by the Company. In the event of a breach or threatened breach by the Employee of any of the provisions of Article 5 or Article 6 of this Agreement, nothing in this Agreement precludes the Company from applying to a court of competent jurisdiction to seek injunctive relief or otherwise protect or enforce its intellectual property rights, or enforce the Employee’s fiduciary, non-competition, non-solicitation, confidentiality or any other post-employment obligations.
Article 8
8.1Severability and Limitation. All agreements and covenants contained herein are severable and, in the event any of them will be held to be invalid by any competent court, this Agreement will be interpreted as if such invalid agreements or covenants were not contained herein. Should any court or other legally constituted authority determine that for any such agreement or covenant to be effective that it must be modified to limit its duration or scope, the parties hereto will consider such agreement or covenant to be amended or modified with respect to duration and scope so as to comply with the orders of any such court or other legally constituted authority or to be enforceable under the laws of the State of Washington, and as to all other portions of such agreement or covenants they will remain in full force and effect as originally written.
Article 9 – ARBITRATION
9.1Arbitration and Equitable Relief. IN CONSIDERATION OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND EMPLOYEE’S RECEIPT OF THE COMPENSATION, PAY RAISES, AND OTHER BENEFITS PAID TO EMPLOYEE BY THE COMPANY, AT PRESENT AND IN THE FUTURE, EMPLOYEE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, SHAREHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROMEMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION PROVISIONS SET FORTH IN THE WASHINGTON UNIFORM
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ARBITRATION ACT (THE “ACT”), AND PURSUANT TO WASHINGTON LAW, AND SHALL BE BROUGHT IN EMPLOYEE’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. THE FEDERAL ARBITRATION ACT SHALL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE ACT. DISPUTES THAT EMPLOYEE AGREES TO ARBITRATE, AND THEREBY AGREES TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, ANY AND ALL CLAIMS UNDER THE REVISED CODE OF WASHINGTON OR ANY OTHER WASHINGTON STATE LABOR LAW, CLAIMS OF HARASSMENT, DISCRIMINATION, AND WRONGFUL TERMINATION, AND ANY STATUTORY OR COMMON LAW CLAIMS. NOTWITHSTANDING THE FOREGOING, EMPLOYEE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT CONSTITUTES A WAIVER OF EMPLOYEE’S RIGHTS UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT. EMPLOYEE FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH EMPLOYEE.
9.2Procedure. EMPLOYEE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM HUMAN RESOURCES. EMPLOYEE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE ACT AND WASHINGTON LAW. EMPLOYEE AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. EMPLOYEE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PROVIDED BY APPLICABLE LAW. EMPLOYEE AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. EMPLOYEE UNDERSTANDS THAT THE COMPANY WILL
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PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT EMPLOYEE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT EMPLOYEE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS EMPLOYEE WOULD HAVE INSTEAD PAID HAD EMPLOYEE FILED A COMPLAINT IN A COURT OF LAW. EMPLOYEE AGREES THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH WASHINGTON LAW AND THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL WASHINGTON LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH WASHINGTON LAW, WASHINGTON LAW SHALL TAKE PRECEDENCE. EMPLOYEE AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN KING COUNTY, WASHINGTON.
9.3Remedy. EXCEPT AS PROVIDED BY THE ACT AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN EMPLOYEE AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE ACT AND THIS AGREEMENT, NEITHER EMPLOYEE NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.
9.4Administrative Relief. EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EMPLOYEE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EMPLOYEE FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
9.5Voluntary Nature of Agreement. EMPLOYEE ACKNOWLEDGES AND AGREE THAT EMPLOYEE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EMPLOYEE FURTHER ACKNOWLEDGE AND AGREES THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT AND THAT EMPLOYEE HAS ASKED ANY QUESTIONS NEEDED FOR EMPLOYEE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT EMPLOYEE IS WAIVING EMPLOYEE’S RIGHT TO A JURY TRIAL. FINALLY, EMPLOYEE AGREES THAT EMPLOYEE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF
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EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT.
Article 10 – GENERAL
10.1Notices. Any notices to be given hereunder by either party to the other party may be effected in writing, either by personal delivery or by mail if sent certified, postage prepaid, with return receipt requested. Mailed notices will be addressed to the parties at the address set out on the first page of this Agreement, or as otherwise specified from time to time. Notice will be effective upon delivery.
10.2Independent Legal Advice. The Employee specifically confirms that he/she has been advised to retain his/her own independent legal advice prior to entering into this Agreement.
10.3Construction. The parties acknowledge that each party and its respective counsel have had the opportunity to independently review and negotiate the terms and conditions of this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be construed against the drafting party will not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
10.4Assignment. The Employee cannot assign his/her interest in this Agreement.
10.5Benefit of Agreement. This Agreement will ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties hereto.
10.6Entire Agreement. The Appendices to this Agreement, together with the terms and conditions contained within this Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior employment agreements, understandings and arrangements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.
10.7Amendments and Waivers. No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.
10.8Governing Law. This Agreement will be governed by and construed, enforced and interpreted exclusively in accordance with the laws of the State of Washington.

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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.
ZYMEWORKS, INC.

By:    /s/ Wajida Leclerc
    Wajida Leclerc, Vice President, Human Resources

SIGNED, SEALED AND DELIVERED by Employee: /s/ Neil Josephson Signature April 29, 2019 Date	WITNESSED by: /s/ Alyssa Black Signature Alyssa Black Print Name 2400 3rd Ave, Seattle Address HR Manager Occupation

i)

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APPENDIX A
JOB DESCRIPTION: Vice President, Clinical Research

Summary
To be included separately at a later date

Reporting Responsibilities

Reports directly to Diana Hausman, Chief Medical Officer

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APPENDIX B
POLICIES AND PROCEDURES MANUAL

The “Policies and Procedures Manual” and “Information Technology Systems and Security Policies” are available at:

https://wiki.zymeworks.com/display/ZG/Policies+and+Procedures+-+USA

https://zymeworks-platform.veevavault.com/ui/#t/0TB000000000102/0VW000000000501

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APPENDIX C
ZYMEWORKS INC. STOCK OPTION PLAN

Please find enclosed copy of the Zymeworks Inc. Stock Option Plan.
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